Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
POOL CORPORATION
(AS AMENDED THROUGH OCTOBER 25, 2023)
ARTICLE I
Offices
Section 1.    Registered Office. The address of the Corporation's registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.
Section 2.    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
Section 1.    Date and Time of Annual Meetings. Unless the Board of Directors determines otherwise, the annual meeting of the stockholders shall be held each year on a date and at a time selected by the Board of Directors.
Section 2.    Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time only by the Board of Directors or the chairman or president.
Section 3.    Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.
Section 4.    Notice. Whenever stockholders are required or permitted to take action at a meeting, the Corporation shall notify each stockholder entitled to vote at such meeting and each director of the meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered in writing or some other tangible form, either personally, by mail or by other means of electronic transmission, by or at the direction of the Board of Directors, the chairman, the president or the secretary, and, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the records of the Corporation. Such notices shall state (i) the place, if any, date and time of the meeting, (ii) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and (iv) in the case of special meetings, the purpose or purposes, of such meeting. Attendance of a person at a meeting, including by means of remote communication, shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.    Stockholders List. The Corporation shall prepare, no later than the 10th day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days ending on the day before the meeting date, either on a reasonably accessible electronic network as permitted by the Delaware General Corporation Law or during ordinary business hours at the principal executive offices of the Corporation.
Section 6.    Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the chairman of the meeting or holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.
Section 7.    Postponements and Adjournments of Meetings. In accordance with the provisions of applicable law, the Board of Directors may postpone and reschedule any previously scheduled meeting of stockholders, whether annual or special. In addition, any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of the holders of a majority of the shares present in person or by proxy at the meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the Delaware General Corporation Law. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8.    Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. When a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class, unless the question is one as to which by express provisions of applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 9.    Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the Corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.
Section 10.    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which is reserved for the exclusive use by the Board of Directors.
Section 11.    Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation and subject to Section 4 of Article VI hereof, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested; provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Section 12.1.    Proposed Business. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations of persons for the election to the Board of Directors at an annual meeting of stockholders may be made at such meeting only (a) by or at the direction of the Board of Directors, or a committee duly appointed thereby, or (b) by any person who has been for at least one year the beneficial owner of at least the lesser of $2,000 in market value or 1% of the Corporation's Common Stock entitled to vote generally for the election of directors and who complies with the procedures set forth in Section 12.2 below. Other matters to be properly brought before a meeting of the stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by any person who has been for at least one year the beneficial owner of at least the lesser of $2,000 in market value or 1% of any class or series of capital stock of the Corporation entitled to vote on the proposed business and who complies with the procedures set forth in Section 12.2 below.
Section 12.2.    Proposed Business Notice. In addition to complying in all respects with the requirements of Section 14 of the Exchange Act and all other applicable provisions of state or federal law and the rules or regulations promulgated thereunder (including Rule 14a-19 promulgated under the Exchange Act), a notice of the intent of a stockholder to make a nomination or to bring any other matter before a stockholder's meeting shall be made in writing and received by the Secretary of the Corporation not more than 270 days and not less than 120 days in advance of the first anniversary of the date on which proxy materials were first mailed by the Corporation in connection with the previous year's annual meeting, or, in the event of a special meeting of stockholders or an annual meeting scheduled to be held either 30 days earlier or later than the preceding year's annual meeting, such notice shall be received by the Secretary of the Corporation within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made. In no event will a stockholder be entitled to (i) make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws or (ii) nominate a number of nominees for election at the annual meeting that exceeds the number of directors to be elected at such annual meeting.

Section 12.3.    Contents of Proposed Business Notice. Every notice of the intent of a stockholder to make a nomination or to bring any other matter before a stockholder's meeting shall set forth:
(a)the name, age, business address and residential address of the stockholder of record who intends to make a nomination or bring up any other matter, and any beneficial owner or other person acting in concert with such stockholder;
(b)the class and number of shares of the Corporation's stock that are beneficially owned by the stockholder and the dates on which such person acquired such shares;
(c)a representation that the stockholder is a holder of record of shares of the Corporation's capital stock that accord such stockholder the voting rights specified in Section 12.1 above and that the stockholder intends to appear in person at the meeting to make the nomination or bring up the matter specified in the notice;
(d)with respect to any notice of an intent to make a nomination, a description of all agreements, arrangements or understandings among the stockholder, any person acting in concert with the stockholder, each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
(e)with respect to any notice of an intent to make a nomination, (i) the name, age, business address and residential address of each person proposed for nomination, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation of which such person is the beneficial owner, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors;
(f)with respect to any notice of an intent to bring up any other matter, a complete and accurate description of the matter not to exceed 500 words, the reasons for conducting such business at the meeting, and any material interest in the matter of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(g)the Corporation's secretary may require any stockholder submitting a notice of an intent to make a nomination or bring up other business before an annual meeting to furnish such documentary information as may be reasonably required by the Corporation to determine that such stockholder has been for at least one year the beneficial owner of at least $2,000 in market value or 1% of any class or series of capital stock of the Corporation entitled to be voted upon the proposed business.
(h)Notwithstanding anything to the contrary in these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these By-Laws, and, unless otherwise required by law, (a) no stockholder providing notice of a nomination shall solicit proxies in support of director nominees other than the Corporation's nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (b) if any such stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) fails to comply with the requirements of these By-Laws or either Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, including the provision to the Corporation of any related notices required under Rule 14a-19 in a timely manner, or fails to timely provide reasonable evidence as determined by the Corporation sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the Corporation shall disregard the nomination of each such proposed nominee, even if the Corporation has received proxies or votes for the stockholder's nominees. If any stockholder provides notice pursuant to Rule 14a-19(b), such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19.
Section 12.4.    Other Required Information. Notice of an intent to make a nomination shall also be accompanied by the written consent of each nominee to being named in any proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information or certifications as may be reasonably required by the Corporation to determine the eligibility and qualifications of such person to serve as a director.
Section 12.5.    Disqualification of Certain Proposals. With respect to any proposal by a stockholder to bring before a meeting any matter other than the nomination of directors, the following shall govern:
(a)If the Secretary of the Corporation has received sufficient notice of a proposal that may properly be brought before the meeting, a proposal sufficient notice of which is subsequently received by the Secretary and that is substantially duplicative of the first proposal shall not be properly brought before the meeting. If in the judgment of the board of directors a proposal deals with substantially the same subject matter as a prior proposal submitted to stockholders at a meeting held within the preceding five years, it shall not be properly brought before any meeting held within three years after the latest such previous submission if (i) the proposal was submitted at only one meeting during such preceding period and it received affirmative votes representing less than 3% of the total number of votes cast in regard thereto, (ii) the proposal was submitted at only two meetings during such preceding period and it received at the time of its second submission affirmative votes representing less than 6% of the total number of votes cast in regard thereto, or (iii) the proposal was submitted at three or more meetings during such preceding period and it received at the time of its latest submission affirmative votes representing less than 10% of the total number of votes cast in regard thereto.
(b)Notwithstanding compliance with all of the procedures set forth above in this Section 12, no proposal shall be deemed to be properly brought before a meeting of stockholders if, in the judgment of the Board, it is not a proper subject for action by stockholders under Delaware law.
Section 12.6.    Power to Disregard Proposals. At any meeting of stockholders, the chairman shall declare out of order and disregard any nomination or other matter that is not presented in compliance with the procedures under these By-Laws or which is otherwise contrary to the foregoing terms and conditions, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
Section 12.7.    Rule 14a-8. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 12.8    Proxy Access.
(a)Inclusion of Nominee in Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders (following the 2018 annual meeting), subject to the provisions of this Section 12.8, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (a “Proxy Access Nominee”) to the Board of Directors by a stockholder, or by a group of no more than twenty (20) stockholders, that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Section 12.8 (an “Eligible Stockholder,” which shall include an eligible stockholder group), and that expressly elects at the time of providing the notice required by this Section 12.8 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Section 12.8.
(b)Required Information. For purposes of this Section 12.8, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act (the “Exchange Act”); and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).
(c)Delivery of Nomination Notice. To be timely, a stockholder’s Nomination Notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date on which the Corporation’s proxy statement was first mailed relating to the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or after such anniversary date, in order for a stockholder’s Nomination Notice to be timely it must be so received not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which the notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.
(d)Maximum Number of Proxy Access Nominees.
(i)The maximum aggregate number of Proxy Access Nominees nominated by Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 12.8, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that this number shall be reduced by:
(A)any Proxy Access Nominee whose name was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12.8 but either is subsequently withdrawn or nominated for election by the Board of Directors for such annual meeting;
(B)the number of incumbent directors who were Proxy Access Nominees at any of the preceding two annual meetings (including any individual covered under clause (A) above) and whose election at the upcoming annual meeting is being recommended by the Board of Directors;
(C)the number of director candidates that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares by such stockholder or group of stockholders from the Corporation); and
(D)the number of director candidates for which the Corporation shall have received one or more valid notices that a stockholder intends to nominate director candidates at an annual meeting of stockholders pursuant to the advance notice set forth in Sections 12.1 through 12.7 of this Article II, but only to the extent the maximum aggregate number after such reduction equals or exceeds one.
In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 12.8(c) above but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced.

(ii)Any Eligible Stockholder submitting more than one Proxy Access Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12.8 shall rank such Proxy Access Nominees based on the order in which the Eligible Stockholder desires such Proxy Access Nominees be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 12.8 exceeds the maximum number of nominees provided for pursuant to subsection (d)(i) above, the highest ranking Proxy Access Nominee who meets the requirements of this Section 12.8 of each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order by the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to the Corporation pursuant to this Section 12.8. If the maximum number is not reached after the highest ranking Proxy Access Nominee who meets the requirements of this Section 12.8 of each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.
(e)Ownership. For purposes of this Section 12.8, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such stockholder or any of its affiliates for any purpose, or purchased by such stockholder or any of its affiliates subject to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s “Ownership” of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and includes with the Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified by the Corporation that any of its Proxy Access Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for purposes of this Section 12.8 shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 12.8, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.
(f)Eligible Stockholder. In order to make a nomination pursuant to this Section 12.8, an Eligible Stockholder or group of up to twenty (20) Eligible Stockholders must have Owned (as defined in subsection (e) hereof) continuously for at least three (3) years at least the number of shares of common stock of the Corporation that shall constitute three percent (3%) or more of the outstanding shares of capital stock of the Corporation as of the most recent date prior to the submission of the Nomination Notice for which such number is given in any filing by the Corporation with the with the Securities and Exchange Commission (the “Required Shares”) as of (i) the date on which the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 12.8, (ii) the record date for determining stockholders entitled to vote at the annual meeting, and (iii) the date of the annual meeting. For the purposes of this Section 12.8, two or more funds or trusts that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner.
No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 12.8. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 12.8, (i) all shares held by each stockholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that stockholder continuously for at least three (3) years and through the date of the annual meeting, and evidence of such continuous Ownership shall be provided as specified in subsection (g) hereof, (ii) each provision in this Section 12.8 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (iii) a breach of any obligation, agreement or representation under this Section 12.8 by any member of such group shall be deemed a breach by the Eligible Stockholder.
(g)Information to be Provided by Eligible Stockholder. Within the time period specified in this Section 12.8 for providing the Nomination Notice, an Eligible Stockholder making a nomination pursuant to this Section 12.8 must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation:

(i)one or more written statements from the Eligible Stockholder (and from each other record holder of the shares and intermediary through which the shares are or have been held during the requisite three (3)-year holding period) specifying, as of a date within seven (7) days prior to the date the Nomination Notice is received by the Secretary of the Corporation, the number of shares of common stock of the Corporation that the Eligible Stockholder Owns, and has continuously Owned for three (3) years preceding the date of the Nomination Notice, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation, written statements from the Eligible Stockholder, record holder and intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date, provided that statements meeting the requirements of Schedule 14N will be deemed to fulfill this requirement;
(ii)a certification signed by each such Proxy Access Nominee consenting to being named in the proxy statement for the annual meeting as a nominee and representing that such Proxy Access Nominee intends to serve as director of the Corporation for the full term if so elected, together with the information, questionnaires and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Sections 12.3 and 12.4 of this Article II;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;
(iv)the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N;
(v)a representation and undertaking (A) that the Eligible Stockholder (1) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated by it pursuant to this Section 12.8, (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors, (4) has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (5) will Own the Required Shares through the date of the annual meeting of stockholders; and (B) that the facts, statements and other information in all communications with the Corporation and its stockholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination and the acceptance by such group member of such designation;
(vii)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Nominee(s) pursuant to this Section 12.8, (C) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Section 12.8, including the nomination and any solicitation in connection with the annual meeting of stockholders; and
(viii)in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation from the Qualifying Fund reasonably satisfactory to the Board of Directors that demonstrates that it meets the requirements of a Qualifying Fund set forth in Section 12.8(f) above.
(h)Supporting Statement. The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 12.8 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of each the Proxy Access Nominee’s candidacy (the “Supporting Statement”). Notwithstanding anything to the contrary contained in this Section 12.8, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard. Nothing in this Section 12.8 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.
(i)Representations and Agreement of the Proxy Access Nominee. Within the time period specified in this Section 12.8 for delivering the Nomination Notice, a Proxy Access Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Proxy Access Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Proxy Access Nominee or director that has not been disclosed to the

Corporation and (ii) would be in compliance, if elected, and will comply with the Corporation’s Code of Business Conduct and Ethics and Corporate Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the Corporation, the Proxy Access Nominee must promptly, but in any event within five (5) business days of such request, submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information (A) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if each Proxy Access Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Proxy Access Nominee to serve as a director of the Corporation, or (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Proxy Access Nominee.
(j)True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Stockholder or Proxy Access Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Proxy Access Nominee from its proxy materials pursuant to this Section 12.8. In addition, any person providing any information to the Corporation pursuant to this Section 12.8 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the meeting).
(k)Limitation on Proxy Access Nominees. Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting or does not receive at least twenty-five (25) percent of the votes cast in favor of the Proxy Access Nominee’s election will be ineligible to be a Proxy Access Nominee pursuant to this Section 12.8 for the next two (2) annual meetings of stockholders.
(l)Exceptions. Notwithstanding anything to the contrary set forth herein, the Corporation shall not be required to include, pursuant to this Section 12.8, a Proxy Access Nominee in its proxy materials for any meeting of stockholders if:
(i)the Secretary of the Corporation receives a notice that a stockholder has nominated such Proxy Access Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Sections 12.1 through 12.7 of this Article II;
(ii)the Secretary of the Corporation receives notice that the Eligible Stockholder nominating such Proxy Access Nominee intends to nominate any person for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for directors set forth in Sections 12.1 through 12.7 of this Article II;
(iii)the Eligible Stockholder who has nominated such Proxy Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors;
(iv)the Proxy Access Nominee is not independent under the Applicable Independence Standards, as determined by the Board of Directors or any committee thereof;
(v)the nomination or election of such Proxy Access Nominee as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the Corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation;
(vi)the Proxy Access Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
(vii)the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;
(viii)the Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(ix)the Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors;
(x)the Proxy Access Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Proxy Access Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 12.8; or
(xi)the applicable Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders;
provided, further, that notwithstanding anything to the contrary set forth herein, the Corporation shall not be required to include, pursuant to this Section 12.8, any Proxy Access Nominee(s) in its proxy materials for any meeting of stockholders if the Corporation receives notice that a stockholder intends to nominate for election at such meeting pursuant to the advance notice requirements for stockholder nominees for directors set forth in Sections 12.1 through 12.7 of this Article II: (A) a number of nominees greater than or equal to 50% of the total number of directors to be elected at such meeting; or (B) a number of nominees that if combined with any Proxy Access Nominee(s) would be greater than or equal to 50% of the total number of directors to be elected at such meeting.
(m)Disqualifications. Notwithstanding anything to the contrary set forth herein, if (i) a Proxy Access Nominee is included in the Corporation’s proxy materials for the annual meeting but subsequently is determined not to satisfy the eligibility requirements of this Section 12.8 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the annual meeting, (ii) a Proxy Access Nominee and/or the applicable Eligible Stockholder shall have breached any of its obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this Section 12.8, (iii) a Proxy Access Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 12.8 or unavailable for election at the annual meeting, or (iv) the applicable Eligible Stockholder otherwise ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders, in each case as determined by the Board of Directors, any committee thereof or the person presiding at the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Proxy Access Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Proxy Access Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (C) the Board of Directors or the person presiding at the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 12.8, such nomination shall be declared invalid and disregarded as provided in clause (C) above.
(n)Filing Obligation. The Eligible Stockholder (including any person who Owns shares of common stock of the Corporation that constitute part of the Eligible Stockholder’s Ownership for purposes of satisfying Section 12.8(e) hereof) shall file with the Securities and Exchange Commission any solicitation with the Corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act.
Section 13.    Conduct of Meetings. The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the chairman presiding at any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the chairman are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting or the safety of those present; (iii) rules and procedures relating to the casting of ballots or the tabulation of voting at the meeting; (iv) limitations on attendance at or participation in the meeting, provided such limitations do not violate any applicable law; (v) restrictions on entry to the meeting after the commencement thereof; (vi) rules and procedures on who may address the meeting and when and how they may do so, including limitations on the time allotted to questions or comments of any particular participant or by all participants as a group and limitations on the matters that may be raised by participants; and (vii) other similar rules, procedures, limitations or restrictions designed to enhance the efficiency, productivity or civility of the meeting. The presiding chairman may interpret and apply any such rules, regulations, procedures, limitations or restrictions as he or she sees fit under the circumstances, in addition to changing the order of business at the meeting or making any other determinations that he or she deems appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the presiding chairman, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III
Directors
Section 1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 2.    Number, Election and Term of Office. The number of directors which shall constitute the first Board of Directors shall be six. Thereafter, the number of directors shall be established from time to time by resolution of the Board of Directors. Subject to the rights of the holders of any class or series of capital stock of the Corporation and except as otherwise required by law or the Corporation's Certificate of Incorporation, each director to be elected by the stockholders must receive a majority of the votes cast with respect to the election of that director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected in a contested election, the directors will be elected by a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. For purposes of this section, (i) a “majority of votes cast” means that the number of votes cast “for” a director's election exceeds the number of votes cast as “withheld” or “against” with respect to that director's election and (ii) a “contested election” means that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directors to be elected. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his earlier death, resignation or removal as hereinafter provided.
Section 3.    Removal, Resignation and Resignation Offers. Except as otherwise provided by the General Corporation Law of the State of Delaware any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Corporation's Certificate of Incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the Corporation. If a director nominee who is an incumbent director is not elected and no successor has been elected at the same meeting, the director must submit to the Board of Directors promptly after the certification of the election results a letter offering to resign from the Board of Directors (a “Resignation Offer”). The Nominating and Corporate Governance Committee will consider the Resignation Offer and will make a recommendation to the Board of Directors whether to accept the Resignation Offer, reject the Resignation Offer or take other action. The Board of Directors, taking into account the Nominating and Corporate Governance Committee's recommendation and any other factors they deem relevant, will act on each Resignation Offer within 90 days from the date of the certification of the election results.
Section 4.    Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his earlier death, resignation or removal as herein provided; provided that any directors chosen under this section shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified.
Section 5.    Annual Meetings. Unless otherwise determined by resolution of the Board of Directors, the annual meeting of each newly elected Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.    Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the chairman or the president or a majority of the directors on at least 24 hours notice to each director, either personally, by telephone, by mail, by telecopy or by telegraph.
Section 7.    Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 8.    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 9.    Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be designated by the Board in the committee's charter. Unless otherwise provided in the committee's charter, the presence of at least a majority of the members in the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 10.    Standing Committees. The standing committees of the Board of Directors shall be the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which committees shall have such authority and be comprised of such members as designated by the Board in their respective charters.
Section 11.    Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 12.    Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his dissent shall be entered in the minutes of the meeting or unless his written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
Section 13.    Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.
ARTICLE IV
Officers
Section 1.    Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman, a chief executive officer, a vice chairman, a president, one or more vice presidents, a secretary, a chief financial officer, a treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.
Section 2.    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.    Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.    Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

Section 5.    Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director of the Corporation.
Section 6.    The Chairman. The chairman, or in his or her absence the chief executive officer, or in his or her absence any other person designated by the Board of Directors or the chairman, shall act as chairman of and preside at all meetings of the stockholders and the board of directors at which he or she is present. The chairman shall have such powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-laws.
Section 7.    The Chief Executive Officer. The chief executive officer shall be the senior-most officer of the Corporation and subject to the powers of the Board of Directors, he or she shall be in the general and active charge of the entire business and affairs and property of the Corporation and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall be its chief policy making officer. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the chairman or as may be provided in these By-laws.
Section 8.    The Vice Chairman. It shall be the duty of the vice chairman to assist the chairman of the board and chief executive officer in the administration, general management and direction of the Corporation's business and affairs with respect to such matters as may be assigned to him by the chairman of the board, the chief executive officer or the Board of Directors. Whenever the chairman of the board or the chief executive officer are unable to serve by reason of sickness, absence or otherwise, the regular powers and duties of their offices shall be exercised and performed by the vice chairman designated by the Board of Directors.
Section 9.    The President. Subject to the powers of the Board of Directors, the president shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the chairman, the chief executive officer, the vice chairman or as may be provided in these By-laws.
Section 10.    Vice Presidents. The vice president, or if there shall be more than one, vice presidents shall perform such duties and have such other powers as the Board of Directors, chairman, chief executive officer, vice chairman or president or these By-laws may from time to time prescribe.

Section 11.    The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chairman of the board's supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, chairman, chief executive officer, vice chairman or president or these By-laws may from time to time prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, chairman, chief executive officer, vice chairman, president or secretary may from time to time prescribe.
Section 12.    The Chief Financial Officer, Treasurer and Assistant Treasurer. The chief financial officer and the treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chairman, chief executive officer, vice chairman, president and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, chairman, chief executive officer, vice chairman or president or these By-laws may from time to time prescribe.
If required by the Board of Directors, the chief financial officer and the treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the chief financial officer and the treasurer belonging to the Corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, chairman, chief executive officer, vice chairman, president, chief financial officer or treasurer may from time to time prescribe.
Section 13.    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 14.    Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
ARTICLE V
Indemnification of Officers, Directors and Others
Section 1.    Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) (a “Proceeding”) by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person may be entitled under the Certificate of Incorporation or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. It is expressly understood that, notwithstanding the foregoing, no director, officer or employee shall have any rights under this Article V in the Proceeding giving rise to the claim for indemnification hereunder arises as a result of actions or failures to act in any capacity other than those set forth in this Section 1, and, as such, no such person shall have any rights under this Article V if the Proceeding giving rise to the claim for indemnification arises as a result of such person's purchase and/or sale of securities of the Corporation (other than on behalf of the Corporation).
Section 2.    Procedure for Indemnification of Directors, Officers and Employees. Any indemnification of a director, officer or employee of the Corporation or advance of expenses under this Article V shall be made promptly upon the written request of the director, officer or employee and in any event within 30 days after such request (or, if a determination as described below is required, within 30 days after such determination has been made or deemed made.) If a determination by the Corporation that the director, officer or employee is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within

60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days after such request (or, if a determination as described below is required, within 30 days after such determination has been made or deemed made), the right to indemnification or advances as granted by this Article V shall be enforceable by the director, officer or employee in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 3.    Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer or employee of the Corporation or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V.
Section 4.    Expenses. Expenses incurred by any person described in this Article V in defending a Proceeding shall be paid by the Corporation in advance of such Proceeding's final disposition upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount without interest if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.
Section 5.    Contract Rights. The provisions of this Article V shall be deemed to be a contract between the Corporation and each director, officer or employee who serves in any such capacity at any time, and any repeal or modification of this Article V or of any relevant provisions of the General Corporation Law of the State of Delaware or other applicable law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.

Section 6.    Merger or Consolidation. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan), shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
Section 7.    Indemnification of Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.
ARTICLE VI
Certificates Of Stock
Section 1.    Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman, president or a vice president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such chairman and president, vice president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation.
Section 2.    Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 3.    Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 4.    Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.    Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.    Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.
ARTICLE VII
General Provisions
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 2.    Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.
Section 3.    Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 4.    Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
Section 5.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 6.    Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 7.    Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the chairman or president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section 8.    Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 9.    Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
Amendments
These By-laws may be amended, altered, or repealed and new By-laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the By-laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.
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